UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 9, 2014

ROADSHIPS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Vintage Park Blvd., Suite A-183, Houston TX	77070
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2014, the Registrant entered into a Shares for Debt Agreement (the “Agreement”) with Micheal Nugent, its President, CEO, CFO and a director, whereby Mr. Nugent agreed to surrender 39,312 shares of the Registrant’s Series B Preferred Stock to the Registrant in exchange for a promissory note for $98,281.00 USD, with interest accruing thereon at the rate of 5% per annum (the “Note”). The Note is due and payable on December 31, 2015, but the Registrant may prepay the amount outstanding without penalty. The shares of Series B Preferred Stock acquired from Mr. Nugent will be canceled and extinguished.

The Registrant’s board of directors approved the Debt for Shares Agreement and the Note after determining that they were fair to and in the best interests of the Registrant. The principal amount of indebtedness secured by the Note is equal to the amount originally owing by the Registrant to Mr. Nugent for disbursements paid for and on behalf of the Registrant, in settlement for which Mr. Nugent was issued the Preferred Stock on March 12, 2013.

In addition to being the President, CEO, CFO and a director of the Registrant, Mr. Nugent is the spouse of Tamara Nugent, who is the sole trustee of Twenty Second Trust, the controlling shareholder of the Registrant.

The description of the terms and conditions of the Agreement and the Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Agreement and the Note, which are filed respectively as Exhibits 10.1 and 10.2 to this Current Report.

This document is not intended to provide any other factual information about the Registrant. Such information can be found in other public filings the Registrant makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

Item 3.02 Unregistered Sales of Equity Securities

By resolution dated December 9, 2014, the Registrant’s board of directors has cancelled the issuance of 4,000,000 shares of Series B Preferred Stock. The issuance was originally approved by resolution of the board of directors on June 17, 2013, but no shares of Series B Preferred Stock were delivered in accordance with the resolution.

By resolution dated December 9, 2014, the Registrant’s board of directors has cancelled the issuance of 5,906,455 shares of Series C Preferred Stock. The issuance was originally approved by resolution of the board of directors on June 17, 2013, but no shares of Series C Preferred Stock were delivered in accordance with the resolution.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Debt for Shares Agreement dated December 9, 2014, between Micheal Nugent and Roadships Holdings Inc.

10.2	Promissory Note, dated December 9, 2014, issued by Roadships Holdings Inc. to Micheal Nugent

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADSHIPS HOLDINGS INC.

Date: December 12, 2014	By:	/s/ Micheal P. Nugent
Micheal P. Nugent
President & CEO